BWX Technologies Reports First Quarter 2023 Results
•1Q23 revenue of $568.4 million
•1Q23 net income of $61.0 million, adjusted EBITDA(1) of $110.7 million
•1Q23 diluted GAAP EPS of $0.67, non-GAAP(1) EPS of $0.70
•Awarded a $428 million, five-year contract by the National Nuclear Security Administration (NNSA) to provide purification and conversion services for highly enriched uranium.
•BWXT-led JV chosen to provide environmental management operations for the DOE’s Hanford Integrated Tank Disposition Contract
•Reaffirms 2023 guidance
Lynchburg, VA – May 8, 2023 - BWX Technologies, Inc. (NYSE: BWXT) ("BWXT", "we", "us" or the "Company") reported first quarter 2023 GAAP net income attributable to BWXT of $61.1 million, or diluted earnings per share (EPS) of $0.67, on revenue of $568.4 million. First quarter 2023 non-GAAP(1) net income attributable to BWXT was $64.1 million, or $0.70 diluted EPS. First quarter 2023 adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA)(1) was $110.7 million. A reconciliation of non-GAAP results are detailed in Exhibit 1.

“BWXT had a solid start to 2023 with strong operational performance and continued momentum toward achieving our company-wide growth objectives,” said Rex. D. Geveden, president and chief executive officer. “First quarter 2023 results were seasonally stronger, driven by favorable timing and strong execution in Government Operations, despite the ongoing and industry-wide labor challenges.”

“There have been a number of exciting announcements in recent months highlighting nuclear energy’s role in helping to address some of the major challenges faced by our government and commercial partners,” said Geveden. “On the national security front, our government customers have called on us to support some of their most important missions including the US Navy’s backing of the AUKUS trilateral security agreement and NNSA’s management of the Nation's legacy uranium reserve. In commercial nuclear, BWXT is working with various SMR designers in engineering and building advanced nuclear solutions that will help meet global clean energy generation goals, while also enabling key nuclear medicine innovators to find diagnostic and therapeutic healthcare solutions that improve the lives of those with cancer.”

“BWXT is at the forefront of the nuclear industry, and we are excited about the many growth opportunities we see in 2023 and beyond. While we had a strong first quarter and are making progress on our operational and financial goals for the year, we continue to push to meet staffing levels to match the existing and expected demand across our businesses. With that backdrop, we reaffirm our 2023 guidance ranges for revenue, EBITDA, EPS and cash flow,” said Geveden.
(1) A reconciliation of non-GAAP results, including adjusted EBITDA, are detailed in Exhibit 1. Additional information can be found in the materials on the BWXT investor relations website at www.bwxt.com/investors.

Financial Results Summary

	Three Months Ended March 31,
	2023	2022	$ Change	% Change
	(Unaudited) (In millions, except per share amounts)
Revenues
Government Operations	$459.9	$431.8	$28.1	7%
Commercial Operations	$108.9	$100.0	$9.0	9%
Consolidated	$568.4	$530.7	$37.6	7%
Operating Income
Government Operations	$90.6	$72.2	$18.3	25%
Commercial Operations	$1.5	$4.0	$(2.4)	(62)%
Unallocated Corporate (Expense)	$(4.2)	$(4.6)	$0.4	NM
Consolidated	$87.8	$71.6	$16.3	23%
Consolidated non-GAAP(1)	$91.7	$76.8	$14.9	19%
EPS (Diluted)
GAAP	$0.67	$0.64	$0.03	4%
Non-GAAP(1)	$0.70	$0.69	$0.01	2%
Net Income
GAAP	$61.0	$59.1	$1.9	3%
Non-GAAP(1)	$64.0	$63.1	$1.0	2%
Adjusted EBITDA(1)
Government Operations	$103.6	$84.7	$18.9	22%
Commercial Operations	$8.9	$10.7	$(1.7)	(16)%
Corporate	$(1.8)	$(0.9)	$(0.9)	NM
Consolidated	$110.7	$94.4	$16.3	17%
Cash Flows
Operating Cash Flow(2)	$(13.0)	$(5.4)	$(7.6)	NM
Capital Expenditures(2)	$29.8	$52.4	$(22.6)	(43)%
Free Cash Flow(1)	$(42.8)	$(57.8)	$15.0	NM
Share Repurchases(2)	$—	$20.0	$(20.0)	NM
Dividends Paid(2)	$21.7	$20.7	$1.0	5%
NM = Not Meaningful
(2) Items named in the Financial Results Summary differ from names in BWXT Financial Statement. Operating Cash Flow = Net Cash Provided by Operating Activities; Capital Expenditures = Purchases of Property, Plant and Equipment; Share Repurchases = Repurchases of Common Stock; Dividends Paid = Dividends Paid to Common Shareholders

Revenues
First quarter revenue increased in both operating segments. The Government Operations increase was driven by higher naval nuclear component production and microreactors volume, partially offset by lower long-lead material production. The Commercial Operations increase was driven by a higher volume of nuclear components manufacturing as well as higher revenues from field services and fuel handling and an increase in medical sales.
(1) A reconciliation of non-GAAP results are detailed in Exhibit 1. Additional information can be found in the materials on the BWXT investor relations website at www.bwxt.com/investors.

Operating Income and Adjusted EBITDA(1)
First quarter operating income increased, driven by higher operating income in Government Operations that was partially offset by lower operating income in Commercial Operations. The Government Operations increase was driven by higher naval nuclear component production volume and income from technical services joint ventures, mitigated by decreased labor efficiencies and lower long-lead material production. The Commercial Operations decrease was due to a less favorable business mix.

First quarter total adjusted EBITDA(1) increased for the reasons noted above as higher Government Operations adjusted EBITDA(1) was partially offset by lower Commercial Operations adjusted EBITDA(1).
EPS
The first quarter GAAP and non-GAAP EPS(1) increase was driven primarily by higher operating income which was partially offset by lower pension income and higher interest expense.
Cash Flows
Decreased operating cash flow was primarily driven by increased working capital and higher cash taxes. Lower capital expenditures were driven by lower spending on two major growth capital campaigns, for U.S. naval nuclear reactors and medical radioisotopes, that are nearing completion, partially offset by an increase in capital expenditures for microreactors.
Dividend
BWXT paid $21.7 million in dividends to shareholders in first quarter 2023. On May 2, 2023, the BWXT Board of Directors declared a quarterly cash dividend of $0.23 per common share payable on June 8, 2023, to shareholders of record on May 19, 2023.
2023 Guidance
BWXT reaffirmed all components of 2023 financial guidance.

(In millions, except per share amounts)	Year Ended	Year Ending
	December 31, 2022	December 31, 2023
	Results	Guidance
Revenue	$2,233	~$2,400
Adjusted EBITDA(1)	$439	~$475
Adjusted Pre-tax Income(1)	$378	~$350
Non-GAAP(1) Earnings Per Share	$3.13	$2.80 - $3.00
Free Cash Flow(1)	$46	~$200
Additional information can be found in the 2023 first quarter earnings call presentation on the BWXT investor relations website at www.bwxt.com/investors. The Company does not provide GAAP guidance because it is unable to reliably forecast most of the items that are excluded from GAAP to calculate non-GAAP results. These items could cause GAAP results to differ materially from non-GAAP results.
Conference Call to Discuss First Quarter 2023 Results
Date: Monday, May 8, 2023, at 5:00 p.m. EST
Live Webcast: Investor Relations section of website at www.bwxt.com
Full Earnings Release Available on BWXT Website
A full version of this earnings release is available on our Investor Relations website at http://investors.bwxt.com/1Q2023-release.
(1) A reconciliation of non-GAAP results are detailed in Exhibit 1. Additional information can be found in the materials on the BWXT investor relations website at www.bwxt.com/investors.

BWXT may use its website (www.bwxt.com) as a channel of distribution of material Company information. Financial and other important information regarding BWXT is routinely accessible through and posted on our website. In addition, you may elect to automatically receive e-mail alerts and other information about BWXT by enrolling through the “Email Alerts” section of our website at http://investors.bwxt.com.
Non-GAAP Measures
BWXT uses and makes reference to adjusted EBITDA, free cash flow and free cash flow conversion, which are not recognized measures under GAAP. BWXT is providing these non-GAAP measures to supplement the results provided in accordance with GAAP and it should not be considered superior to, or as a substitute for, the comparable GAAP measures. BWXT believes the non-GAAP measures provide meaningful insight and transparency into the Company’s operational performance and provides these measures to investors to help facilitate comparisons of operating results with prior periods and to assist them in understanding BWXT's ongoing operations. Definitions for the non-GAAP measures are provided below and reconciliations are detailed in Exhibit 1, except that reconciliations of forward-looking GAAP measures are not provided because the company is unable to reliably forecast most of the items that are excluded from GAAP to calculate non-GAAP results. Other companies may define these measures differently or may utilize different non-GAAP measures, thus impacting comparability.
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) is calculated using non-GAAP net income, plus provision for income taxes, less other – net, less interest income, plus interest expense, plus depreciation and amortization.
Adjusted pre-tax income is non-GAAP income before provision for income taxes.
Free Cash Flow (FCF) is calculated using net income to derive net cash provided by (used in) operating activities less purchases of property, plant and equipment.
Free Cash Flow conversion is free cash flow divided by net income.
Forward-Looking Statements
BWXT cautions that this release contains forward-looking statements, including, without limitation, statements relating to backlog, to the extent they may be viewed as an indicator of future revenues; our plans and expectations for each of our reportable segments, including the expectations, timing and revenue of our strategic initiatives, such as medical radioisotopes, SMR components and recent acquisitions; disruptions to our supply chain and/or operations, changes in government regulations and other factors, including any such impacts of, or actions in response to the COVID-19 health crisis; and our expectations and guidance for 2023 and beyond. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties, including, among other things, our ability to execute contracts in backlog; the lack of, or adverse changes in, federal appropriations to government programs in which we participate; the demand for and competitiveness of nuclear products and services; capital priorities of power generating utilities and other customers; the timing of technology development, regulatory approval and automation of production; the receipt and/or timing of government approvals; the potential recurrence of subsequent waves or strains of COVID-19 or similar diseases; labor market challenges, including employee retention and recruitment; adverse changes in the industries in which we operate; and delays, changes or termination of contracts in backlog. If one or more of these risks or other risks materialize, actual results may vary materially from those expressed. For a more complete discussion of these and other risk factors, see BWXT’s filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2022 and subsequent Form 10-Q filings. BWXT cautions not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and
(1) A reconciliation of non-GAAP results are detailed in Exhibit 1. Additional information can be found in the materials on the BWXT investor relations website at www.bwxt.com/investors.

undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.
About BWXT
At BWX Technologies, Inc. (NYSE: BWXT), we are People Strong, Innovation Driven. Headquartered in Lynchburg, Va. BWXT is a Fortune 1000 and Defense News Top 100 manufacturing and engineering innovator that provides safe and effective nuclear solutions for global security, clean energy, environmental restoration, nuclear medicine and space exploration. With approximately 7,0000 employees, BWXT has 14 major operating sites in the U.S., Canada and the U.K. In addition, BWXT joint ventures provide management and operations at a dozen U.S. Department of Energy and NASA facilities. Follow us on Twitter at @BWXT and learn more at www.bwxt.com

Investor Contact:		Media Contact:
Chase Jacobson		Jud Simmons
Vice President, Investor Relations		Senior Director, Media and Public Relations
980-365-4300	Investors@bwxt.com	434-522-6462	hjsimmons@bwxt.com

(1) A reconciliation of non-GAAP results are detailed in Exhibit 1. Additional information can be found in the materials on the BWXT investor relations website at www.bwxt.com/investors.

EXHIBIT 1
BWX TECHNOLOGIES, INC.
RECONCILIATION OF NON-GAAP OPERATING INCOME AND EARNINGS PER SHARE(1)(2)(3)
(In millions, except per share amounts)

Three Months Ended March 31, 2023
	GAAP	Restructuring Costs	Acquisition-related Costs	Non-GAAP

Operating Income	$87.8	$3.5	$0.3	$91.7
Other Income (Expense)	(8.2)	—	—	(8.2)
Income Before Provision for Income Taxes	79.7	3.5	0.3	83.5
Provision for Income Taxes	(18.7)	(0.7)	(0.1)	(19.5)
Net Income	61.0	2.8	0.3	64.0
Net Income Attributable to Noncontrolling Interest	0.1	—	—	0.1
Net Income Attributable to BWXT	$61.1	$2.8	$0.3	$64.1

Diluted Shares Outstanding	91.8			91.8
Diluted Earnings per Common Share	$0.67	$0.03	$0.00	$0.70
Effective Tax Rate	23.4%			23.3%

Government Operations Operating Income	$90.6	$—	$0.3	$90.8
Commercial Operations Operating Income	$1.5	$3.1	$—	$4.6
Unallocated Corporate Operating Income	$(4.2)	$0.4	$0.1	$(3.7)

Three Months Ended March 31, 2022
	GAAP	Restructuring Costs	Acquisition-related Costs	Non-GAAP

Operating Income	$71.6	$4.1	$1.2	$76.8
Other Income (Expense)	5.9	—	—	5.9
Income Before Provision for Income Taxes	77.4	4.1	1.2	82.7
Provision for Income Taxes	(18.4)	(1.0)	(0.2)	(19.6)
Net Income	59.1	3.1	0.9	63.1
Net Income Attributable to Noncontrolling Interest	(0.1)	—	—	(0.1)
Net Income Attributable to BWXT	$59.0	$3.1	$0.9	$63.0

Diluted Shares Outstanding	91.8			91.8
Diluted Earnings per Common Share	$0.64	$0.03	$0.01	$0.69
Effective Tax Rate	23.7%			23.7%

Government Operations Operating Income	$72.2	$1.2	$—	$73.5
Commercial Operations Operating Income	$4.0	$1.9	$—	$5.9
Unallocated Corporate Operating Income	$(4.6)	$0.9	$1.2	$(2.5)

EXHIBIT 1 (continued)
RECONCILIATION OF CONSOLIDATED ADJUSTED EBITDA(1)(2)(3)
(In millions)

Three Months Ended March 31, 2023
	GAAP	Restructuring Costs	Acquisition-related Costs	Non-GAAP

Net Income	$61.0	$2.8	$0.3	$64.0
Provision for Income Taxes	18.7	0.7	0.1	19.5
Other – net	(2.2)	—	—	(2.2)
Interest Expense	10.8	—	—	10.8
Interest Income	(0.5)	—	—	(0.5)
Depreciation & Amortization	19.0	—	—	19.0
Adjusted EBITDA	$106.9	$3.5	$0.3	$110.7

Three Months Ended March 31, 2022
	GAAP	Restructuring Costs	Acquisition-related Costs	Non-GAAP

Net Income	$59.1	$3.1	$0.9	$63.1
Provision for Income Taxes	18.4	1.0	0.2	19.6
Other – net	(12.8)	—	—	(12.8)
Interest Expense	7.1	—	—	7.1
Interest Income	(0.1)	—	—	(0.1)
Depreciation & Amortization	17.6	—	—	17.6
Adjusted EBITDA	$89.2	$4.1	$1.2	$94.4
RECONCILIATION OF REPORTING SEGMENT ADJUSTED EBITDA(1)(2)(3)
(In millions)

Three Months Ended March 31, 2023
	Operating Income (GAAP)	Non-GAAP Adjustments(4)	Depreciation & Amortization	Adjusted EBITDA

Government Operations	$90.6	$0.3	$12.8	$103.6
Commercial Operations	$1.5	$3.1	$4.4	$8.9

Three Months Ended March 31, 2022
	Operating Income (GAAP)	Non-GAAP Adjustments(4)	Depreciation & Amortization	Adjusted EBITDA

Government Operations	$72.2	$1.2	$11.2	$84.7
Commercial Operations	$4.0	$1.9	$4.8	$10.7

EXHIBIT 1 (continued)
RECONCILIATION OF CONSOLIDATED FREE CASH FLOW(1)(2)(3)
(In millions)

Three Months Ended March 31, 2023

Net Cash Used In Operating Activities	$(13.0)
Purchases of Property, Plant and Equipment	(29.8)
Free Cash Flow	$(42.8)

Three Months Ended March 31, 2022

Net Cash Used In Operating Activities	$(5.4)
Purchases of Property, Plant and Equipment	(52.4)
Free Cash Flow	$(57.8)

(1)	Tables may not foot due to rounding.
(2)	BWXT is providing non-GAAP information regarding certain of its historical results and guidance on future earnings per share to supplement the results provided in accordance with GAAP and it should not be considered superior to, or as a substitute for, the comparable GAAP measures. BWXT believes the non-GAAP measures provide meaningful insight and transparency into the Company’s operational performance and provides these measures to investors to help facilitate comparisons of operating results with prior periods and to assist them in understanding BWXT's ongoing operations.
(3)	BWXT has not included a reconciliation of provided non-GAAP guidance to the comparable GAAP measures due to the difficulty of estimating any mark-to-market adjustments for pension and post-retirement benefits, which are determined at the end of the year.
(4)	For Non-GAAP adjustment details, see reconciliation of non-GAAP operating income and earnings per share.

BWX TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended March 31,
	2023	2022
	(Unaudited) (In thousands, except share and per share amounts)
Revenues	$568,360	$530,738
Costs and Expenses:
Cost of operations	431,130	404,827
Research and development costs	2,204	2,953
Losses (gains) on asset disposals and impairments, net	(6)	30
Selling, general and administrative expenses	60,835	60,134
Total Costs and Expenses	494,163	467,944
Equity in Income of Investees	13,645	8,779
Operating Income	87,842	71,573
Other Income (Expense):
Interest income	463	117
Interest expense	(10,819)	(7,051)
Other – net	2,188	12,809
Total Other Income (Expense)	(8,168)	5,875
Income before Provision for Income Taxes	79,674	77,448
Provision for Income Taxes	18,681	18,374
Net Income	$60,993	$59,074
Net Loss (Income) Attributable to Noncontrolling Interest	99	(64)
Net Income Attributable to BWX Technologies, Inc.	$61,092	$59,010
Earnings per Common Share:
Basic:
Net Income Attributable to BWX Technologies, Inc.	$0.67	$0.64
Diluted:
Net Income Attributable to BWX Technologies, Inc.	$0.67	$0.64
Shares used in the computation of earnings per share:
Basic	91,503,988	91,563,598
Diluted	91,799,690	91,800,294

BWX TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2023	2022
	(Unaudited) (In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$60,993	$59,074
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,020	17,620
Income of investees, net of dividends	(5,855)	(2,975)
Recognition of losses for pension and postretirement plans	830	814
Stock-based compensation expense	3,893	3,958
Other, net	495	1,413
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(4,268)	11,765
Accounts payable	8,135	(33,490)
Retainages	(33,276)	(26,148)
Contracts in progress and advance billings on contracts	(27,471)	(18,014)
Income taxes	3,096	11,958
Accrued and other current liabilities	(9,315)	(5,283)
Pension liabilities, accrued postretirement benefit obligations and employee benefits	(23,097)	(25,714)
Other, net	(6,204)	(362)
NET CASH USED IN OPERATING ACTIVITIES	(13,024)	(5,384)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(29,780)	(52,411)
Purchases of securities	(1,431)	(1,121)
Sales and maturities of securities	1,425	1,126
Investments, net of return of capital, in equity method investees	—	(13,600)
Other, net	6	79
NET CASH USED IN INVESTING ACTIVITIES	(29,780)	(65,927)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of long-term debt	127,000	145,300
Repayments of long-term debt	(48,563)	(35,300)
Repurchases of common stock	—	(20,000)
Dividends paid to common shareholders	(21,667)	(20,666)
Cash paid for shares withheld to satisfy employee taxes	(6,903)	(6,011)
Settlements of forward contracts, net	(535)	(2,690)
Other, net	4	(59)
NET CASH PROVIDED BY FINANCING ACTIVITIES	49,336	60,574
EFFECTS OF EXCHANGE RATE CHANGES ON CASH	7	277
TOTAL INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS	6,539	(10,460)
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	40,990	39,775
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS AT END OF PERIOD	$47,529	$29,315
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$8,174	$1,900
Income taxes (net of refunds)	$15,474	$6,283
SCHEDULE OF NON-CASH INVESTING ACTIVITY:
Accrued capital expenditures included in accounts payable	$11,824	$11,785

BWX TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

	March 31, 2023	December 31, 2022
	(Unaudited) (In thousands)
Current Assets:
Cash and cash equivalents	$42,051	$35,244
Restricted cash and cash equivalents	2,955	2,928
Investments	3,847	3,804
Accounts receivable – trade, net	71,760	60,782
Accounts receivable – other	17,699	26,894
Retainages	81,842	48,566
Contracts in progress	567,069	538,365
Other current assets	64,506	55,036
Total Current Assets	851,729	771,619
Property, Plant and Equipment, Net	1,152,092	1,134,897
Investments	8,386	8,097
Goodwill	293,676	293,165
Deferred Income Taxes	21,349	20,585
Investments in Unconsolidated Affiliates	106,052	100,198
Intangible Assets	191,344	193,612
Other Assets	94,280	96,766
TOTAL	$2,718,908	$2,618,939

BWX TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
LIABILITIES AND STOCKHOLDERS' EQUITY

	March 31, 2023	December 31, 2022
	(Unaudited) (In thousands, except share and per share amounts)
Current Liabilities:
Current portion of long-term debt	$6,250	$6,250
Accounts payable	137,583	127,112
Accrued employee benefits	40,870	61,079
Accrued liabilities – other	74,601	84,693
Advance billings on contracts	89,553	88,726
Total Current Liabilities	348,857	367,860
Long-Term Debt	1,361,574	1,282,624
Accumulated Postretirement Benefit Obligation	17,910	18,157
Environmental Liabilities	92,797	90,989
Pension Liability	55,602	57,832
Other Liabilities	54,160	53,122
Commitments and Contingencies
Stockholders' Equity:
Common stock, par value $0.01 per share, authorized 325,000,000 shares; issued 127,968,717 and 127,671,756 shares at March 31, 2023 and December 31, 2022, respectively	1,280	1,277
Preferred stock, par value $0.01 per share, authorized 75,000,000 shares; No shares issued	—	—
Capital in excess of par value	193,225	189,263
Retained earnings	1,972,831	1,932,970
Treasury stock at cost, 36,529,856 and 36,417,480 shares at March 31, 2023 and December 31, 2022, respectively	(1,360,173)	(1,353,270)
Accumulated other comprehensive income (loss)	(19,034)	(21,930)
Stockholders' Equity – BWX Technologies, Inc.	788,129	748,310
Noncontrolling interest	(121)	45
Total Stockholders' Equity	788,008	748,355
TOTAL	$2,718,908	$2,618,939

BWX TECHNOLOGIES, INC.
BUSINESS SEGMENT INFORMATION

	Three Months Ended March 31,
	2023	2022
	(Unaudited) (In thousands)
REVENUES:
Government Operations	$459,886	$431,777
Commercial Operations	108,924	99,950
Eliminations	(450)	(989)
TOTAL	$568,360	$530,738

SEGMENT INCOME:
Government Operations	$90,560	$72,231
Commercial Operations	1,513	3,962
SUBTOTAL	$92,073	$76,193
Unallocated Corporate	(4,231)	(4,620)
TOTAL	$87,842	$71,573

DEPRECIATION AND AMORTIZATION:
Government Operations	$12,795	$11,208
Commercial Operations	4,359	4,829
Corporate	1,866	1,583
TOTAL	$19,020	$17,620

CAPITAL EXPENDITURES:
Government Operations	$15,268	$27,581
Commercial Operations	13,951	24,100
Corporate	561	730
TOTAL	$29,780	$52,411

BACKLOG:
Government Operations	$3,108,628	$4,158,335
Commercial Operations	665,745	748,101
TOTAL	$3,774,373	$4,906,436

BOOKINGS:
Government Operations	$52,737	$57,019
Commercial Operations	145,686	204,119
TOTAL	$198,423	$261,138